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                                                                 Exhibit 12(a)-3







                          AGENCY AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                                IPVOICE.COM, INC.

                                       AND

                               CERTAIN NOTEHOLDERS

                                       AND

                    INTERNATIONAL INVESTMENT PARTNERS, LTD.,
                               AS COLLATERAL AGENT
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                                TABLE OF CONTENTS

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                                                                                                                  PAGE
ARTICLE 1             SECURITY AGREEMENT AND COLLATERAL..........................................................  1

         1.1      Grant of Security Interest.....................................................................  1

         1.2      Obligations Secured............................................................................  2

         1.3      Release and Addition of Collateral.............................................................  2

         1.4      Termination....................................................................................  3

         1.5      Representations and Warranties of the Company..................................................  3

         1.6      Covenants of the Company.......................................................................  4

         1.7      Powers of Collateral Agent.....................................................................  5

         1.8      Payment of Premiums, Taxes, Charges, Liens and Assessments.....................................  5

         1.9      Events of Default..............................................................................  6

         1.10     Remedies.......................................................................................  6

         1.11     Disposition of Collateral and Proceeds.........................................................  6

ARTICLE 2             THE COLLATERAL AGENT.......................................................................  7

         2.1      Appointment....................................................................................  7

         2.2      Authorization and Action.......................................................................  7

         2.3      Collateral Agent's Reliance, Etc...............................................................  7

         2.4      International Investment Partners, Ltd. and its Affiliates.....................................  7

         2.5      Noteholder Credit Decision.....................................................................  8

         2.6      Indemnification................................................................................  8

         2.7      Successor Collateral Agents....................................................................  8

ARTICLE 3             MISCELLANEOUS..............................................................................  9

         3.1      Costs, Expenses and Attorneys' Fees............................................................  9

         3.2      Statute of Limitations.........................................................................  9

         3.3      Miscellaneous..................................................................................  9

         3.4      Notices........................................................................................  9

         3.5      Governing Law; Successors and Assigns.........................................................  10

         3.6      Severability of Provisions....................................................................  10

         3.7      Location of Principal Office.................................................................   10

         3.8      Counterparts..................................................................................  10

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                          AGENCY AND SECURITY AGREEMENT


         This Agency and Security Agreement (the "AGREEMENT") is made and entered into this __________ day of ___________, 2000, by and among IPVoice.com, Inc., a Nevada corporation (the "COMPANY"), the holders of promissory notes issued by the Company listed on the signature pages hereof and their permitted assignees and transferees (the "NOTEHOLDERS"), and International Investment Partners, Ltd., a Delaware corporation as collateral agent (the "COLLATERAL AGENT").

                             BACKGROUND OF AGREEMENT

         A. The Company has issued $__________ in aggregate principal amount of its Amended Promissory Notes (the "PROMISSORY NOTES") to the Noteholders pursuant to the Offer dated ___________, 2000.

         B. The Company desires to secure the Promissory Notes with its assets as described herein.

         C. The Noteholders desire to appoint the Collateral Agent to assist the Noteholders with respect to their rights pursuant to this agreement.

         D. The Collateral Agent agrees to accept the Noteholders' appointment as the collateral agent, to assist the Noteholders with respect to their rights under this Agreement, all as set forth herein.

         NOW THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

                                   ARTICLE 1
                        SECURITY AGREEMENT AND COLLATERAL

         1.1 Grant of Security Interest. The Company hereby grants and transfers to the Collateral Agent, for the ratable benefit of the Collateral Agent and the Noteholders, a security interest in all of the now existing and subsequently acquired assets of the Company (but not including assets leased by the Company) described as follows (collectively, the "COLLATERAL"):

               (a) all accounts, deposit accounts, accounts receivable, contract rights, chattel paper, instruments, documents, general intangibles (except trademarks and copyrights) and other rights to payment of every kind now existing or at any time hereafter arising except any receivables from governmental agencies or instrumentalities or as otherwise prohibited by law;

               (b) all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in the Company's business, now or at any time hereafter owned or acquired by the Company, wherever located, and all products thereof, whether in the possession of the Company, any warehousemen, any bailee or any other person and whether located at the Company's places of business or elsewhere;
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               (c) all warehouse receipts, bills of sale, bills of lading and other documents of every kind (whether or not negotiable) in which the Company now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of the Company, any bailee or any other person for any purpose;

               (d) all money and property heretofore, now or hereafter delivered to or deposited with any lender or otherwise coming into the possession, custody or control of any lender (or any agent or bailee of any of them) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;

               (e) all right, title and interest of the Company under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service agreements, maintenance agreements and other similar contracts of every kind in which the Company now has or at any time hereafter shall have an interest;

               (f) all of the Company's goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and improvements, replacements, accessions and additions thereto, whether located on any property owned or leased by the Company or elsewhere, including without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by the Company, and all such goods after they have been severed and removed from any of said real property;

               (g) all of the Company's motor vehicles, trailers, mobile homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by the Company or elsewhere; and

               (h) all of the Company's software;

together with whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any cause of action affecting or relating to any of the foregoing (collectively, "PROCEEDS").

         1.2 Obligations Secured. The obligations secured hereby (the "SECURED OBLIGATIONS") are the payment and performance of: (a) all obligations of the Company to the Noteholders pursuant to the Promissory Notes; and (b) all obligations of the Company and rights of the Noteholders under this Agreement.

         1.3 Release and Addition of Collateral. The Company may obtain the release of any of the Collateral and related Proceeds from time to time if:



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               (a) The Company shall determine in good faith that the item or items to be released are no longer used or useful in the ordinary course of the Company's business and are being sold or disposed of in the ordinary course of business; or

               (b) The value of the remaining Collateral following such release is in excess of 1.25 times the aggregate principal amount of the Promissory Notes then outstanding plus accrued interest thereon (the "VALUE RATIO"). The value of the Collateral remaining following any such release shall be the higher of either: (i) the book value of the Collateral or (ii) the fair market value thereof established by the appraisal of an independent appraiser acceptable to the Collateral Agent; and

               (c) Inventory shall automatically be released from time to time when sold in the ordinary course of business of the Company.

         1.4 Termination. This Agreement will terminate upon the performance by the Company of all the Secured Obligations.

         1.5 Representations and Warranties of the Company. The Company represents and warrants to the Collateral Agent and the Noteholders as of the date of this Agreement that: (a) the Company is the owner and has possession or control of the Collateral and Proceeds; (b) the Company has the right to grant a security interest in the Collateral and Proceeds and no consents or approvals of any other person is required for the grant of this security interest or have been obtained; (c) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except for the security interests granted pursuant to this Agreement; (d) all statements contained herein are true and complete in all material respects; (e) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than the Collateral Agent and the Noteholders, is on file in any public office; (f) the security interest granted in this Agreement (i) is legal, valid, binding, and enforceable, (ii) is a perfected security interest in all Collateral, and (iii) is a first priority security interest in all Collateral subject only to Permitted Liens. For purposes of this Agreement, "Permitted Liens" means:

                            (i) liens for taxes, assessments or other
governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been made;

                              (ii) liens of carriers, warehousemen, mechanics,
materialmen and landlords incurred in the ordinary course of business;

                              (iii) liens incurred in the ordinary course of
business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or other similar statutory obligations;

                              (iv) liens to secure obligations on surety or
appeal bonds;

                              (v) rights of setoff and banker's liens with
respect to funds on deposit in a financial institution in the ordinary course of business;


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                              (vi) minor defects of title that are not, in the
aggregate, material to the use of such property;

                              (vii) purchase money security interests and leases
in favor of third party vendors;

                              (viii) other liens on property at the time
acquired by the Company; and

                              (ix) liens in favor of third party lenders which
are subordinated to the liens in favor of the Noteholders.

         1.6   Covenants of the Company.

               (a) The Company agrees: (i) to pay all Secured Obligations when due; (ii) to indemnify the Collateral Agent and Noteholders against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to pay all costs and expenses, including reasonable attorneys' fees, incurred by the Collateral Agent and Noteholders in the perfection, preservation, realization, enforcement and exercise of their rights, powers and remedies hereunder; (iv) to permit the Collateral Agent and Noteholders to exercise their powers; (v) to execute, deliver and file such documents as are necessary or appropriate to create, perfect and continue the security interests contemplated hereby; and (vi) not to change its chief place of business or the places where the Company keeps any of its Collateral or the Company's records concerning the Collateral and Proceeds without first giving the Collateral Agent and Noteholders written notice of the address to which the Company is moving same.

               (b) The Company agrees with regard to the Collateral and
Proceeds: (i) where applicable, to insure the Collateral, with the Collateral Agent on behalf of the Noteholders as loss payee or additional insured, in form and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to the Collateral Agent; (ii) to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iii) not to remove the Collateral from the Company's premises without the Collateral Agent's prior written consent and upon such terms and conditions as the Collateral Agent may require, except (A) for deliveries to buyers in the ordinary course of the Company's business and (B) Collateral which consists of mobile goods as defined in the Arizona Uniform Commercial Code, in which case the Company agrees not to remove or permit the removal of such Collateral from its state of domicile for a period in excess of thirty (30) calendar days; (iv) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (v) not to permit any lien on the Collateral or Proceeds, except (A) liens in favor of the Collateral Agent and Noteholders and (B) other Permitted Liens, as defined below in this
Section 1.6; (vi) not to sell, hypothecate or otherwise dispose of any of the Collateral or Proceeds, or any interest therein, except in compliance with this Agreement; (vii) to permit the Collateral Agent and Noteholders to inspect the Collateral at any reasonable time during normal business hours with advance notice; (viii) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit the Collateral Agent and Noteholders to inspect the same and make copies thereof at any reasonable time during normal


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business hours with advance notice; (ix) not to commingle Collateral or
Proceeds, or collections thereunder, with other property; (x) from time to time, when requested by the Collateral Agent or any Noteholder, to prepare and deliver to the Collateral Agent and Noteholders a schedule of all Collateral and Proceeds subject to this Agreement; and (xi) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral, and as appropriate and applicable, to keep the Collateral in good and saleable condition and repair, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims, except for Permitted Liens.

         1.7 Powers of Collateral Agent. The Company appoints the Collateral Agent its true attorney in fact to perform any of the following powers, which are coupled with an interest, and are irrevocable until termination of this
Agreement: (a) to perform any obligation of the Company hereunder in the Company's name or otherwise; (b) to give notice of the Collateral Agent and Noteholders' rights in the Collateral and Proceeds, to enforce the same and make extension agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release the Collateral Agent and Noteholders' interest in the Collateral and Proceeds; (g) to take cash, instruments for the payment of money and other property to which the Collateral Agent and Noteholders' are entitled; (h) to verify facts concerning the Collateral and Proceeds; (i) to endorse, collect, deliver and receive payment under instruments for the payment of money; (j) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by the Collateral Agent and Noteholders toward repayment of the Secured Obligations or, where appropriate, replacement of Inventory; (k) to exercise all rights, powers and remedies which the Company would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (l) to enter onto the Company's premises in inspecting the Collateral; and (m) to preserve or release the interest evidenced by chattel paper to which the Collateral Agent and Noteholders are entitled hereunder and to endorse and deliver evidences of title incidental thereto; and (n) to do all acts and things and execute all documents in the name of the Company or otherwise, deemed by the Collateral Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights and the rights of the Noteholders hereunder.

         1.8 Payment of Premiums, Taxes, Charges, Liens and Assessments. The Company agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of the Company to do so, the Collateral Agent, at its option, may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by the Collateral Agent shall be obligations of the Company, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 12 hereof, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.


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         1.9   Events of Default. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Agreement: (a) any default in the payment or performance of any Secured Obligation or any defined event of default under the Promissory Notes; (b) any representation or warranty made by the Company herein shall prove to be incorrect, false or misleading in any material respect when made; and (c) the Company shall fail to observe or perform any obligation or agreement contained herein after notice and an opportunity to cure the same for 30 days after notice.

         1.10 Remedies. Upon the occurrence of any Event of Default which has not been satisfactorily cured within the appropriate cure period, the Collateral Agent shall have the right to declare immediately due and payable all or any Secured Obligations. The Collateral Agent shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Arizona Uniform Commercial Code or otherwise provided by law, including without limitation, the right to sell the Collateral and Proceeds and to contact all persons obligated to the Company on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to the Collateral Agent. All rights, powers, privileges and remedies of the Collateral Agent shall be cumulative. No delay, failure or discontinuance of the Collateral Agent in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by the Collateral Agent of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. While an Event of Default exists: (a) the Company will deliver to the Collateral Agent from time to time, as requested by the Collateral Agent, current lists of all Collateral and Proceeds; (b) the Company will not dispose of any of the Collateral or Proceeds except on terms approved by the Collateral Agent; (c) at the Collateral Agent's request, the Company will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to the Collateral Agent at a reasonably convenient place designated by the Collateral Agent; and (d) the Collateral Agent may, at reasonable times and upon reasonable notice to the Company, enter onto the Company's premises and take possession of the Collateral. With respect to any sale by the Collateral Agent of any Collateral subject to this Agreement, the Company hereby expressly grants to the Collateral Agent the right to sell such Collateral using any or all of the Company's trademarks, trade names, trade name rights and/or proprietary labels or marks.

         1.11 Disposition of Collateral and Proceeds. Any proceeds of any disposition of the Collateral or Proceeds, or any part thereof, may be applied by the Collateral Agent to the payment of expenses incurred by the Collateral Agent in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds shall be applied by the Collateral Agent toward the payment of the Secured Obligations in such order of application as the Collateral Agent may from time to time elect.


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                                   ARTICLE 2
                              THE COLLATERAL AGENT

         2.1 Appointment. The Noteholders hereby confirm the appointment of International Investment Partners, Ltd. as Collateral Agent. The Collateral Agent hereby confirms its acceptance of such appointment.

         2.2 Authorization and Action. The Noteholders hereby authorize the Collateral Agent to take such action as agent on their behalf and to exercise such powers under this Agreement and the Promissory Notes as are delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Collateral Agent may but, notwithstanding anything to the contrary herein, shall not be required to exercise any discretion or take any action under this Agreement except upon the instructions of Noteholders contemplated below, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Noteholders holding a majority of the aggregate principal amount of the Promissory Notes then outstanding (other than Promissory Notes held by the Company or any of its officers, directors, or subsidiaries), and such instructions shall be binding upon the Noteholders, and the Collateral Agent shall not be liable to the Company or the Noteholders for any action taken or omitted at the direction of the Noteholders; provided however, that the Collateral Agent shall not be required to take any action that exposes the Collateral Agent, in its sole judgment, to personal liability or that is contrary to this Agreement or applicable law. The Collateral Agent agrees to give to the Noteholders prompt notice of each notice given to it by the Company pursuant to Sections 1.3 and 1.5 of this Agreement.

         2.3 Collateral Agent's Reliance, Etc. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Collateral Agent: (i) may treat each Noteholder as the holder of the debt resulting from the Promissory Notes until the Collateral Agent receives notice of an assignment by such Noteholder; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to the Noteholders and shall not be responsible to the Noteholders for any statements, warranties or representations made by any person other than the Collateral Agent in or in connection with this Agreement;
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Promissory Notes or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         2.4 International Investment Partners, Ltd. and its Affiliates. International Investment Partners, Ltd. and its affiliates may own securities of the Company and engage in any kind of business with the Company or any subsidiaries and any person who may do business with or own


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securities of the Company, all as if International Investment Partners, Ltd. was
not the Collateral Agent and without any duty to account therefor to the Noteholders.

         2.5 Noteholder Credit Decision. Each Noteholder acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Noteholder and based on the documents and information as it has deemed appropriate, made its own decision to enter into this Agreement. Each Noteholder also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Noteholder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         2.6 Indemnification. The Company agrees to indemnify the Collateral Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Collateral Agent under the this Agreement; provided however, that the Company shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct. Each Noteholder severally agrees to indemnify the Collateral Agent (to the extent not promptly reimbursed by the Company) from and against such Noteholder's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Collateral Agent under this Agreement; provided however, that no Noteholder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Noteholder agrees to reimburse the Collateral Agent promptly upon demand for its ratable share of any costs and expenses payable by the Company under Section 1.8 to the extent that the Collateral Agent is not promptly reimbursed for such costs and expenses by the Company.

         2.7 Successor Collateral Agents. The Collateral Agent may resign at any time by giving written notice thereof to the Noteholders and the Company and may be removed at any time with or without cause by the Noteholders holding at least 51% of the principal amount of the Promissory Notes then outstanding. Upon any such resignation or removal, the Noteholders holding at least 51% of the principal amount of the Promissory Notes then outstanding shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Noteholders, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving of notice of resignation or the Noteholders' removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Noteholders, appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Noteholders may request, in order to continue the perfection of the security interests granted or purported to be granted hereunder, such successor Collateral Agent shall succeed to and become vested with all the rights, powers,


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discretion, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Article 2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

                                    ARTICLE 3
                                  MISCELLANEOUS

         3.1 Costs, Expenses and Attorneys' Fees. The Company shall pay to the Collateral Agent immediately upon demand reasonable fees for time expended and the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees incurred by the Collateral Agent in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, including any of the foregoing incurred in connection with any bankruptcy proceeding relating to the Company or the valuation of the Collateral and/or Proceeds, including without limitation, the seeking of relief from or modification of the automatic stay or the negotiation and drafting of a cash collateral order. All of the foregoing shall be paid by the Company with interest at a rate per annum equal to ten percent (10%).

         3.2 Statute of Limitations. Until all Secured Obligations shall have been paid in full, the power of sale and all other rights, powers, privileges and remedies granted to the Collateral Agent hereunder shall continue to exist and may be exercised by the Collateral Agent at any time and from time to time irrespective of the fact that the Secured Obligations or any part thereof may have become barred by any statute of limitations, or that the liability of the Company may have ceased, unless such liability shall have ceased due to the payment in full of all Secured Obligations.

         3.3 Miscellaneous. Presentment, protest, notice of protest, notice of dishonor and notice of nonpayment are waived with respect to any Proceeds to which the Collateral Agent is entitled hereunder; any right to direct the application of payments or security for any of the Secured Obligations, or indebtedness of customers of the Company, and any right to require proceedings against others or to require exhaustion of security are waived; and consent to extensions, forbearances or alterations of the terms of any of the Secured Obligations, the release or substitution of security, and the release of guarantors is given with respect to Proceeds subject to this Agreement; provided however, that in each instance the Collateral Agent believes in good faith that the action in question is commercially reasonable in that it does not unreasonably increase the risk of nonpayment of the Secured Obligations to which the action applies. Until all Secured Obligations shall have been paid in full, the Company shall not have any right of subrogation or contribution, and the Company hereby waives any benefit of or any right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by the Collateral Agent.

         3.4 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

         If to Collateral Agent
         or the Noteholders:            International Investment Partners, Ltd.
                                        80 Abbeyville Road
                                        Lancaster, PA 17603
                                        FAX:  (717) 892-6853
                                        Attn:  Jeremy P. Feakins

         If to the Company:             IPVoice.com, Inc.
                                        5050 No. 19th Avenue, Suite 416/417
                                        Phoenix, Arizona 85015
                                        FAX: (602) 335-1577
                                        Attn: Barbara Will

All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if delivered by mail; and when receipt is acknowledged, if telecopied.

         3.5 Governing Law; Successors and Assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, and shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties.

         3.6 Severability of Provisions. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         3.7 Location of Principal Office. The Company warrants that its chief executive office is located at 5050 No. 19th Avenue, Suite 416/417, Phoenix, Arizona 85015.

         3.8 Counterparts. This Agreement may be executed in any number of counterparts but shall constitute one and the same agreement.

         The Company warrants that any Collateral consisting of goods (except goods in transit) is located or domiciled at its chief executive offices.

         IN WITNESS WHEREOF, the parties hereto executed this Agency and Security Agreement as of the date first above written.

                                        IPVOICE.COM, INC.


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------


                                        INTERNATIONAL INVESTMENT
                                        PARTNERS, LTD., as Collateral Agent


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------



                                        NOTEHOLDERS

                                        Name:
                                             ---------------------------------

                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------
                                        Address:
                                                ------------------------------

                                                ------------------------------

                                                ------------------------------

                                        Contact Person:
                                                       -----------------------
                                        Telephone:
                                                  ----------------------------
                                        Facsimile:
                                                  ----------------------------
                                        Principal Amount
                                        of Promissory Notes:
                                                            ------------------
                                        Certificate Nos.:
                                                         ---------------------

                                        NOTEHOLDERS

                                        Name:
                                             ---------------------------------

                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------
                                        Address:
                                                ------------------------------

                                                ------------------------------

                                                ------------------------------

                                        Contact Person:
                                                       -----------------------
                                        Telephone:
                                                  ----------------------------
                                        Facsimile:
                                                  ----------------------------
                                        Principal Amount
                                        of Promissory Notes:
                                                            ------------------
                                        Certificate Nos.:
                                                         ---------------------


                                        NOTEHOLDERS

                                        Name:
                                             ---------------------------------

                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------
                                        Address:
                                                ------------------------------

                                                ------------------------------

                                                ------------------------------

                                        Contact Person:
                                                       -----------------------
                                        Telephone:
                                                  ----------------------------
                                        Facsimile:
                                                  ----------------------------
                                        Principal Amount
                                        of Promissory Notes:
                                                            ------------------
                                        Certificate Nos.:
                                                         ---------------------